Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
ICR, LLC
John Mills
310-954-1105
John.Mills@icrinc.com

ALIMERA SCIENCES SECURES $35 MILLION DEBT FACILITY
ATLANTA, GA. April 25, 2014 -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, announced today that its United Kingdom subsidiary, Alimera Sciences Limited (Limited), has entered into a Loan and Security Agreement with Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (Hercules) for a term loan in the principal amount of up to $35 million. Under the agreement, Hercules is advancing $10 million to Limited and will advance the remaining $25 million in the event the U.S. Food and Drug Administration (FDA) approves ILUVIEN® on or before October 31, 2014 and certain other conditions are satisfied.
The proceeds of the initial funding of $10 million under the term loan will be used to pay off an existing term loan payable to Silicon Valley Bank (SVB) and to provide additional working capital for general corporate purposes. The $25 million advance will be used to fund a $25 million milestone payment obligation that will be owed by Alimera upon FDA approval of ILUVIEN. In connection with the closing of the Hercules debt facility, Limited also terminated a $15 million working capital line of credit with SVB that had not been utilized.
“This debt facility strengthens our financial position for the commercialization of ILUVIEN in the United Kingdom, Germany and France, and for possible expansion elsewhere in Europe,” said Dan Myers, Alimera’s president and chief executive officer. “Further, it is expected to provide the funding necessary to fulfill our milestone obligation if ILUVIEN receives FDA approval on or before October 31, 2014, and is intended to mitigate the need to seek additional financing for this purpose.”
Interest on outstanding borrowing under the term loan is payable at the rate of 10.9% per annum. The term loan, which matures on May 1, 2018, provides for interest only payments for the first 18 months, followed by 30 equal monthly payments of principal and interest. Once certain revenue thresholds are reached, the interest-only period may be extended to 36 months, followed by 12 equal monthly payments of principal and interest.

In connection with the term loan, Alimera issued Hercules a warrant to purchase an aggregate of up to 285,016 shares of common stock at an exercise price of $6.14 per share.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology industries, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.2 billion to over 270 companies and is a lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650-289-3060.

About Alimera Sciences, Inc.
Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals.
Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the regulatory status of ILUVIEN in the United States, Alimera’s European commercial operations and strategy and plans regarding the use of the proceeds of the term loan. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, delay in or failure to obtain FDA approval of ILUVIEN and failure to commercialize ILUVIEN in additional European countries, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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